UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): September 16, 2026

ENB Financial Corp

(Exact name of Registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 E. Main St., Ephrata, PA	17522-0457
(Address of principal executive offices)	(Zip Code)

(717) 733-4181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On September 16, 2026, Jeffrey S. Stauffer, Chair, President and Chief Executive Officer of ENB Financial Corp (the "Company"), parent bank holding company of The Ephrata National Bank (the "Bank") announced that he will retire from the Boards of Directors of the Company and the Bank effective December 31, 2026. His retirement from the Boards will coincide with his previously announced retirement as President and Chief Executive Officer of the Company and the Bank effective December 31, 2026. Further, as part of the Company’s ongoing succession plan and in connection with Mr. Stauffer's retirement from the Board, the Boards announced that Rachel G. Bitner, President and Chief Executive Officer Elect of the Company and the Bank, will become Chair of the Boards of Directors effective January 1, 2027.

Additionally, on September 16, 2026, the Boards of Directors of the Company and the Bank approved the creation of the role of Lead Independent Director to provide leadership to the Boards in fulfilling their fiduciary, strategic, and governance responsibilities to ensure long-term health and success of the Company and the Bank. The Boards appointed Joshua E. Hoffman as the Lead Independent Director effective January 1, 2027.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: September 21, 2026	/s/ Douglas P. Barton
Douglas P. Barton
Executive Vice President/Chief Financial Officer and Treasurer (Principal Financial Officer)